UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2020

Continental Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700 Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol (s)	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	CBPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 29, 2020, Continental Building Products, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote upon the following proposals:

(1)
the adoption of the Agreement and Plan of Merger (as it may be amended, supplemented, or otherwise modified in accordance with its terms, the “Merger Agreement”), dated as of November 12, 2019, by and among the Company, CertainTeed Gypsum and Ceilings USA, Inc., a Delaware corporation (“Parent”), Cupertino Merger Sub, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (such proposal, the “Merger Agreement Proposal”);

(2)
the approval, on a non-binding, advisory basis, of specified compensation that may become payable to the named executive officers of the Company that is based on or otherwise relates to the Merger (such proposal, the “Compensation Proposal”); and

(3)
the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (such proposal, the “Adjournment Proposal”).

As of December 23, 2019, the record date for the Special Meeting, there were 34,681,572 shares of the Company’s common stock issued and outstanding and entitled to vote.

The voting results for each of the three proposals, including the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, with respect to such proposals, are as follows:

1. The stockholders approved the Merger Agreement Proposal as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,897,845	1,364	218,833	—

2. The stockholders approved the Compensation Proposal as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,080,313	1,151,004	886,725	—

3. The stockholders approved the Adjournment Proposal as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,017,427	1,805,338	295,277	—

Item 7.01.	Regulation FD Disclosure.

At 11:59 p.m. on January 29, 2020, the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), expired.  The expiration of the waiting period under the HSR Act satisfies one of the conditions to the closing of the Merger. As described above, on January 29, 2020, the Company’s stockholders approved the Merger Agreement Proposal at the Special Meeting, which was also a condition to closing the Merger. The closing of the Merger however remains subject to the satisfaction or waiver of other customary closing conditions. The Merger is expected to close on or about February 3, 2020.

The information included in this Item 7.01 is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication contains forward-looking statements, including statements related to proposed transaction and other statements regarding the Company’s current expectations, prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements.  The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation that the conditions to closing the transaction will be satisfied; the impact of the transaction on the Company’s business, its financial and operating results and its employees, suppliers and customers; factors affecting the feasibility and timing of any transaction or other action, including, without limitation, the ability to obtain required regulatory approvals; and risks related to realization of the expected benefits of the transaction or other action to the Company and its stockholders. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

Date: January 30, 2020	By:	/s/ Timothy A. Power
	Name:	Timothy A. Power
	Title:	Senior Vice President and General Counsel